Exhibit 1.2

HOOKIPA PHARMA INC.

Shares of Common Stock

($0.0001 par value per share)

SALES AGREEMENT

May 15, 2020

SVB LEERINK LLC

1301 Avenue of the Americas, 12th Floor

New York, New York  10019

Ladies and Gentlemen:

HOOKIPA Pharma Inc., a Delaware corporation (the “Company”), confirms its agreement (this “Agreement”) with SVB Leerink LLC (the “Agent”), as follows:

1.                                      Issuance and Sale of Shares.  The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through the Agent up to $50,000,000 of shares of common stock, $0.0001 par value per share, of the Company (the “Common Stock”), subject to the limitations set forth in Section 5(c) (the “Placement Shares”). Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitation set forth in this Section 1 on the aggregate gross sales price of Placement Shares that may be issued and sold under this Agreement from time to time shall be the sole responsibility of the Company, and that the Agent shall have no obligation in connection with such compliance.  The issuance and sale of Placement Shares through the Agent will be effected pursuant to the Registration Statement (as defined below) to be filed by the Company with the Securities and Exchange Commission (the “Commission”) and to be declared effective by the Commission, although nothing in this Agreement shall be construed as requiring the Company to issue any Placement Shares.

The Company has prepared and will file, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Commission a registration statement on Form S-3, including (a) a base prospectus, relating to certain securities, including the Common Stock, to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”), and (b) an “at-the-market” prospectus specifically relating to the Placement Shares to be issued from time to time pursuant to this Agreement (the “ATM Prospectus”) included as part of such registration statement. The Company will furnish to the Agent, for use by the Agent, copies of the base prospectus and ATM Prospectus included as part of such registration statement at the time it becomes effective. Except where the context otherwise requires, such registration statement, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B or Rule 462(b) under the Securities Act, is herein called the “Registration Statement.” The ATM Prospectus, including all documents incorporated therein by reference, included in the Registration Statement, in the form in which such prospectus has most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, together with any “issuer free writing prospectus” (as used herein, as defined in Rule 433 under the Securities Act (“Rule 433”)), relating to the Placement Shares that (i) is required to be filed with the Commission by the Company or (ii) is exempt from filing pursuant to Rule 433(d)(5)(i), in each case, in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g), is herein called the “Prospectus.”

Any reference herein to the Registration Statement, the ATM Prospectus, the Prospectus or any issuer free writing prospectus shall be deemed to refer to and include the documents, if any, that are or are deemed to be incorporated by reference therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the ATM Prospectus, the Prospectus or any issuer free writing prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act on or after the most-recent effective date of the Registration Statement, or the respective dates of the ATM Prospectus, Prospectus or such issuer free writing prospectus, as the case may be, and incorporated therein by reference. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to include the most recent copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval system or, if applicable, the Interactive Data Electronic Application system when used by the Commission (collectively, “EDGAR”).

2.                                      Placements.  Each time that the Company wishes to issue and sell any Placement Shares through the Agent hereunder (each, a “Placement”), it will notify the Agent by email notice (or other method mutually agreed to in writing by the parties) (each such notice, a “Placement Notice”) containing the parameters in accordance with which it desires such Placement Shares to be sold, which at a minimum shall include the maximum number or amount of Placement Shares to be sold, the time period during which sales are requested to be made, any limitation on the number or amount of Placement Shares that may be sold in any one Trading Day (as defined in Section 3) and any minimum price below which sales may not be made, a form of which containing such minimum sales parameters is attached hereto as Schedule 1.  The Placement Notice must originate from one of the individuals authorized to act on behalf of the Company and set forth on Schedule 2 (with a copy to each of the other individuals from the Company listed on such Schedule 2), and shall be addressed to each of the individuals from the Agent set forth on Schedule 2, as such Schedule 2 may be updated by either party from time to time by sending a written notice containing a revised Schedule 2 to the other party in the manner provided in Section 12 (including by email correspondence to each of the individuals of the Company set forth on Schedule 2, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply). The Placement Notice shall be effective upon receipt by the Agent unless and until (i) in accordance with the notice requirements set forth in Section 4, the Agent declines in writing, by any means provided for under Section 12, to accept the terms contained therein for any reason, in its sole discretion, within two Trading Days of the date the Agent receives the Placement Notice, (ii) in accordance with the notice requirements set forth in Section 4, the Agent suspends sales under the Placement Notice for any reason in its sole discretion, (iii) the entire amount of the Placement Shares has been sold pursuant to this Agreement, (iv) in accordance with the notice requirements set forth in Section 4, the Company suspends sales under or terminates the Placement Notice for any reason in its sole discretion, (v) the Company issues a subsequent Placement Notice and explicitly indicates that its parameters supersede those contained in the earlier dated Placement Notice or (vi) this Agreement has been terminated pursuant to the provisions of Section 11. The amount of any discount, commission or other compensation to be paid by the Company to the Agent in connection with the sale of the Placement Shares effected through the Agent shall be calculated in accordance with the terms set forth in Schedule 3.  It is expressly acknowledged and agreed that neither the Company nor the Agent will have any obligation whatsoever with respect to a Placement or any Placement Shares unless and until the Company delivers a Placement Notice to the Agent and the Agent does not decline such Placement Notice pursuant to the terms set forth above, and then only upon the terms specified therein and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice, the terms of the Placement Notice will control with respect to the matters covered thereby.

3.                                      Sale of Placement Shares by the Agent.  On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, including Section 5(c), upon the Agent’s acceptance of the terms of a Placement Notice as provided in Section 2, and unless the sale of the Placement Shares described therein has been declined, suspended or otherwise terminated in accordance with the terms of this Agreement, the Agent, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Nasdaq Global Select Market (“Nasdaq”) to sell such Placement Shares up to the number or amount specified in, and otherwise in accordance with the terms of, such Placement Notice.  The Agent will provide written confirmation to the Company (including by email correspondence to each of the individuals of the Company set forth on Schedule 2, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Placement Shares hereunder setting forth the number or amount of Placement Shares sold on such Trading Day, the volume-weighted average price of the Placement Shares sold and the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by the Agent (as set forth in Section 5(a))) from the gross proceeds that it receives from such sales.  Subject to the terms of this Agreement and unless otherwise specified by the Company in a Placement Notice, the Agent may sell Placement Shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 of the Securities Act, including sales made directly on or through Nasdaq, on or through any other existing trading market for the Common Stock or to or through a market maker.  Notwithstanding the provisions of Section 6(ss), except as may be otherwise agreed by the Company and the Agent, the Agent shall not purchase Placement Shares on a principal basis pursuant to this Agreement unless the Company and the Agent enter into a separate written agreement setting forth the terms of such sale. The Company acknowledges and agrees that (i) there can be no assurance that the Agent will be successful in selling Placement Shares, (ii) the Agent will incur no liability or obligation to the Company or any other person or entity if it does not sell Placement Shares for any reason other than a failure by the Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of Nasdaq to sell such Placement Shares as required under this Agreement and (iii) the Agent shall be under no obligation to purchase Placement Shares on a principal basis pursuant to this Agreement unless the Company and the Agent enter into a separate written agreement setting forth the terms of such sale. For the purposes hereof, “Trading Day” means any day on which the Common Stock is purchased and sold on Nasdaq.

4.                                      Suspension of Sales.

(a)                           The Company or the Agent may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Schedule 2, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by email correspondence to each of the individuals of the other party set forth on Schedule 2), suspend any sale of Placement Shares; provided, however, that such suspension shall not affect or impair either party’s obligations with respect to any Placement Shares sold hereunder prior to the receipt of such notice.  Each of the parties agrees that no such notice under this Section 4 shall be effective against the other party unless notice is sent by one of the individuals named on Schedule 2 hereto to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Schedule 2, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply).

(b)                           Notwithstanding any other provision of this Agreement, during any period in which the Company is in possession of material non-public information , the Company and the Agent agree that (i) no sale of Placement Shares will take place, (ii) the Company shall not request the sale of any Placement Shares and shall cancel any effective Placement Notices instructing the Agent to make any sales and (iii) the Agent shall not be obligated to sell or offer to sell any Placement Shares.

5.                                      Settlement and Delivery of the Placement Shares.

(a)                           Settlement of Placement Shares.  Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Shares will occur on the second Trading Day (or such earlier day as is industry practice or as is required for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”).  The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Shares sold (the “Net Proceeds”) will be equal to the aggregate gross sales price received by the Agent at which such Placement Shares were sold, after deduction of (i) the Agent’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof, (ii) any other amounts due and payable by the Company to the Agent hereunder pursuant to Section 7(g) hereof and (iii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

(b)                           Delivery of Placement Shares.  On or before each Settlement Date, the Company will issue the Placement Shares being sold on such date and will, or will cause its transfer agent to, electronically transfer such Placement Shares by crediting the Agent’s or its designee’s account (provided the Agent shall have given the Company written notice of such designee at least one Trading Day prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System (“DWAC”) or by such other means of delivery as may be mutually agreed upon by the parties hereto, which in all cases shall be duly authorized, freely tradeable, transferable, registered shares of Common Stock in good deliverable form. On each Settlement Date, the Agent will deliver the related Net Proceeds in same day funds to an account designated by the Company on or prior to the Settlement Date. The Agent shall be responsible for providing DWAC instructions or other instructions for delivery by other means with regard to the transfer of the Placement Shares being sold. In addition to and in no way limiting the rights and obligations set forth in Section 9(a) hereto, the Company agrees that if the Company or its transfer agent (if applicable), defaults in its obligation to deliver duly authorized, freely tradeable, transferable, registered Placement Shares in good deliverable form by 2:30 P.M., New York City time, on a Settlement Date (other than as a result of a failure by the Agent to provide instructions for delivery), the Company will (i) take all necessary action to cause the full amount of any Net Proceeds that were delivered to the Company’s account with respect to such settlement, together with any costs incurred by the Agent and/or its clearing firm in connection with recovering such Net Proceeds, to be immediately returned to the Agent or its clearing firm no later than 5:00 P.M., New York City time, on such Settlement Date, by wire transfer of immediately available funds to an account designated by the Agent or its clearing firm, (ii) indemnify and hold the Agent and its clearing firm harmless against any loss, claim, damage, or expense (including reasonable and documented legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent (if applicable) and (iii) pay to the Agent any commission, discount or other compensation to which it would otherwise have been entitled absent such default. Certificates for the Placement Shares, if any, shall be in such denominations and registered in such names as the Agent may request in writing one Business Day (as defined below) before the applicable Settlement Date. Certificates for the Placement Shares, if any, will be made available by the Company for examination and packaging by the Agent in New York City not later than 12:00 P.M., New York City time, on the Business Day prior to the applicable Settlement Date.

(c)                            Limitations on Offering Size. Under no circumstances shall the Company cause or request the offer or sale of any Placement Shares if, after giving effect to the sale of such Placement Shares, the aggregate number or gross sales proceeds of Placement Shares sold pursuant to this Agreement would exceed the lesser of: (i) the number or dollar amount of shares of Common Stock registered pursuant to, and available for offer and sale under, the Registration Statement pursuant to which the offering of Placement Shares is being made, (ii) the number of authorized but unissued shares of Common Stock of the Company (less shares of Common Stock issuable upon exercise, conversion or exchange of any outstanding securities of the Company or otherwise reserved from the Company’s authorized capital stock), (iii) the number or dollar amount of shares of Common Stock permitted to be offered and sold by the Company under Form S-3 (including General Instruction I.B.6. thereof, if such instruction is applicable), (iv) the number or dollar amount of shares of Common Stock that the Company’s board of directors or a duly authorized committee thereof is authorized to issue and sell from time to time, and notified to the Agent in writing, or (v) the dollar amount of shares of Common Stock for which the Company has filed the ATM Prospectus.  Under no circumstances shall the Company cause or request the offer or sale of any Placement Shares pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Company’s board of directors or a duly authorized committee thereof, and notified to the Agent in writing. Notwithstanding anything to the contrary contained herein, the parties hereto acknowledge and agree that compliance with the limitations set forth in this Section 5(c) on the number or dollar amount of Placement Shares that may be issued and sold under this Agreement from time to time shall be the sole responsibility of the Company, and that the Agent shall have no obligation in connection with such compliance.

6.                                      Representations and Warranties of the Company.  The Company represents and warrants to, and agrees with, the Agent that as of the date of this Agreement, and as of (i) each Representation Date (as defined in Section 7(m)), (ii) the date and time of each sale of any Placement Shares pursuant to this Agreement and (iv) each Settlement Date (each such time or date referred to in clauses (i) through (iv), an “Applicable Time”):

(a)                        Registration Statement and Prospectus. The Company and the transactions contemplated by this Agreement meet the requirements for and comply with the conditions for the use of Form S-3 (including General Instructions I.A and I.B.1.) under the Securities Act. The Registration Statement has been or will be filed with the Commission and will be declared effective by the Commission under the Securities Act prior to the issuance of any Placement Notices by the Company. At the time the Registration Statement originally became effective and at the time the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, was filed with the Commission, the Company met the then-applicable requirements for use of Form S-3 (including General Instructions I.A and I.B.1.) under the Securities Act.  The Registration Statement meets, and the offering and sale of Placement Shares as contemplated hereby comply with, the requirements of Rule 415(a)(1)(x) under the Securities Act. The Agent is named as the agent engaged by the Company in the section entitled “Plan of Distribution” in the ATM Prospectus. The Company has not received, and has no notice from the Commission of, any notice pursuant to Rule 401(g)(1) under the Securities Act objecting to the use of the shelf registration statement form. No stop order of the Commission preventing or suspending the use of the base prospectus, the ATM Prospectus or the Prospectus, or the effectiveness of the Registration Statement, has been issued, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission. At the time of the initial filing of the Registration Statement, the Company paid the required Commission filing fees relating to the securities covered by the Registration Statement, including the Shares that may be sold pursuant to this Agreement, in accordance with Rule 457(o) under the Securities Act. Copies of the Registration Statement, the Prospectus, any such amendments or supplements to any of the foregoing and all Incorporated Documents that were filed with the Commission on or prior to the date of this Agreement have been delivered, or are available through EDGAR, to the Agent and its counsel.

(b)                                 No Misstatement or Omission. Each of the Registration Statement and any post-effective amendment thereto, at the time it became or becomes effective, at each deemed effective date with respect to the Agent pursuant to Rule 430B(f)(2) under the Securities Act and as of each Applicable Time, complied, complies and will comply in all material respects with the requirements of the Securities Act and did not, does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except that the representations and warranties set forth in this sentence do not apply to Agent’s Information (as defined below). The Prospectus and any amendment or supplement thereto, when so filed with the Commission under Rule 424(b) under the Securities Act, complied, complies and as of each Applicable Time will comply in all material respects with the requirements of the Securities Act, and each ATM Prospectus, Prospectus or issuer free writing prospectus (or any amendments or supplements to any of the foregoing) furnished to the Agent for use in connection with the offering of the Placement Shares was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. Neither the Prospectus nor any amendment or supplement thereto, as of its date and as of each Applicable Time, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this sentence do not apply to Agent’s Information. Each Incorporated Document heretofore filed, when it was filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act and were filed on a timely basis with the Commission, and any further Incorporated Documents so filed and incorporated after the date of this Agreement will be filed on a timely basis and, when so filed, will conform in all material respects with the requirements of the Exchange Act; no such Incorporated Document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and no such Incorporated Document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c)                                  Company Not Ineligible Issuer (i) At the time of filing the Registration Statement and (ii) at the time of the execution of this Agreement (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an “ineligible issuer” (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(d)                                 Emerging Growth Company Status. From the time of the initial filing of the Company’s first registration statement with the Commission through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(e)                                  Issuer Free Writing Prospectuses. Each issuer free writing prospectus, as of its issue date and as of each Applicable Time, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any Incorporated Document deemed to be a part thereof that has not been superseded or modified. Each issuer free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433 or that was prepared by or on behalf of or used by the Company complies or will comply in all material respects with the requirements of the Securities Act.

(f)                                   Distribution of Offering Material by the Company. The Company has not distributed and, prior to the later to occur of each Settlement Date and completion of the Agent’s distribution of the Placement Shares under this Agreement, will not distribute any offering material in connection with the offering and sale of the Placement Shares other than the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus (as defined below).

(g)                                  Extensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(h)                                 Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement, and the Prospectus are independent public accountants as required by the Securities Act and the Public Company Accounting Oversight Board (the “PCAOB”).

(i)                                     Financial Statements. The financial statements included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly, in all material respects, the financial position of the Company and its consolidated Subsidiaries (as defined below) at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated Subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly, in all material respects, in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement or the Prospectus under the Securities Act.

(j)                                    No Material Adverse Change in Business. Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement or the Prospectus, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its Subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its Subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(k)                                 Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect.

(l)                                     Good Standing of Subsidiaries. Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each, a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement and the Prospectus, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of any Subsidiary were issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The only subsidiaries of the Company are the subsidiaries listed on Exhibit 21 to the Registration Statement.

(m)                             Capitalization. The authorized, issued and outstanding shares of capital stock of the Company are  set forth in the Registration Statement and the Prospectus as of the dates referred to therein (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement and the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Registration Statement and the Prospectus). The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of the Company were issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(n)                                 Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(o)                                 Authorization and Description of Placement Shares. The Placement Shares have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; and the issuance of the Placement Shares is not subject to the preemptive or other similar rights of any securityholder of the Company. The Common Stock conforms in all material respects to all statements relating thereto contained in the Registration Statement and the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same. No holder of Placement Shares will be subject to personal liability by reason of being such a holder.

(p)                                 Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the Securities Act pursuant to this Agreement, other than those rights that have been disclosed in the Registration Statement and the Prospectus.

(q)                                 Absence of Violations, Defaults and Conflicts. Neither the Company nor any of its Subsidiaries is (A) in violation of its charter, by-laws or similar organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company or any Subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement and the Prospectus (including the issuance and sale of the Placement Shares and the use of the proceeds from the sale of the Placement Shares as described therein under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any Subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of (x) the provisions of the charter, by-laws or similar organizational document of the Company or any of its Subsidiaries or (y) any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity, except with respect to clause (y), such violations as would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its Subsidiaries.

(r)                                    Absence of Labor Dispute. Except as would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect, (a) no labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the Company’s knowledge, is imminent, and (b) to the Company’s knowledge, there is no existing or imminent labor disturbance by the employees of any of its or any Subsidiary’s principal suppliers, manufacturers, customers or contractors.

(s)                                   Absence of Proceedings. Except as disclosed in the Registration Statement and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity (including without limitation, the U.S. Food and Drug Administration (the “FDA”) or the European Medicines Agency (the “EMA”) now pending or, to the Company’s knowledge, threatened, against or affecting the Company or any of its Subsidiaries, which would reasonably be expected to result, singly or in the aggregate, in a Material Adverse Effect, or which would reasonably be expected to, singly or in the aggregate, materially and adversely affect their respective properties or assets or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; and the aggregate of all pending legal or governmental actions, suits, inquiries or proceedings to which the Company or any such Subsidiary is a party or of which any of their respective properties or assets is the subject which are not described in the Registration Statement and the Prospectus, including ordinary routine litigation incidental to the business, would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect.

(t)                                    Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(u)                                 Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Placement Shares hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the Securities Act, the rules of the Nasdaq Global Select Market, state securities laws or the rules of Financial Industry Regulatory Authority, Inc. (“FINRA”).

(v)                                 Possession of Licenses and Permits. The Company and its Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them (including, without limitation, all such permits, licenses, approvals, consents and other authorizations required by the FDA, the EMA, or any other federal, state, local or foreign agencies or bodies engaged in the regulation of clinical or preclinical studies, pharmaceuticals, biologics or activities related to the business now operated by the Company and its Subsidiaries), except where the failure so to possess would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect. The Company and its Subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect. The Company and its Subsidiaries (i) are, and at all times have been, in compliance with all statutes, rules and regulations applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, storage, import, export or disposal of any product manufactured or distributed by the Company or its Subsidiaries (“Applicable Laws”), except where such noncompliance would not, singly or in the aggregate, result in a Material Adverse Effect; and (ii) have not received any FDA Form 483, written notice of adverse finding, warning letter, untitled letter or other correspondence or written notice from any court or arbitrator or governmental or regulatory authority alleging or asserting noncompliance with (x) any Applicable Laws or (y) any licenses, exemptions, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws, except where being in contravention of any of the foregoing representations or warranties, singly or in the aggregate, would not result in a Material Adverse Effect.

(w)                               Title to Property. The Company and its Subsidiaries have good and marketable title to all real property owned by them and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Registration Statement and the Prospectus or (B) do not, singly or in the aggregate, materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or any of its Subsidiaries; and all of the leases and subleases material to the business of the Company and its Subsidiaries, considered as one enterprise, and under which the Company or any of its Subsidiaries holds properties described in the Registration Statement or the Prospectus, are in full force and effect, and neither the Company nor any such Subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(x)                                 Possession of Intellectual Property.

(a) Except as otherwise disclosed in the Registration Statement and the Prospectus, and to the Company’s knowledge, the Company and its Subsidiaries own or possess, have license to, or can acquire rights to (whether by ownership or license) on reasonable terms, all patents, patent applications, statutory invention rights, community designs, invention disclosures, rights in utility models and industrial designs, inventions, registered and unregistered copyrights (including copyrights in software), intellectual property rights in technology, software, data, know-how (including inventions, trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, business names, logos, slogans, trade dress, design rights, Internet domain names, social media accounts, any other designations of source or origin, and any applications (including provisional applications), registrations, or renewals for any of the foregoing, rights to publicity and privacy and/or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them and, to the Company’s knowledge, as currently proposed to be conducted as disclosed in the Registration Statement and the Prospectus.

(b) Except as otherwise disclosed in the Registration Statement and the Prospectus, neither the Company nor any of its Subsidiaries has received any notice of or is otherwise aware of, nor to the Company’s knowledge, engaged in, (i) any infringement, misappropriation or other violation of any Intellectual Property rights of any third party by the Company or any of its Subsidiaries and (ii) any pending or threatened action, suit, proceeding or claim regarding the subject matter of the foregoing.

(c) To the Company’s knowledge, Intellectual Property owned by or exclusively licensed to the Company or any of its Subsidiaries (such Intellectual Property, the “Company Intellectual Property”) is valid and enforceable, and there is no infringement, misappropriation, or violation of any Company Intellectual Property by any third party.

(d) Except as otherwise disclosed in the Registration Statement and the Prospectus, there is no pending action, suit, or proceeding by any third party, and the Company has not received a written notice regarding a threatened action, suit, proceeding or claim by any third party (1) challenging the Company’s rights in or to any Company Intellectual Property; (2) challenging the validity, enforceability or scope of any Company Intellectual Property; or (3) asserting that the Company or any of its Subsidiaries infringes, misappropriates or otherwise violates, or would, upon the commercialization of any product or service under development as described in the Registration Statement and the Prospectus, infringe, misappropriate or otherwise violate, any Intellectual Property rights of such third parties that would materially impact the Company or any of its Subsidiaries.

(e) Except as otherwise disclosed in the Registration Statement and the Prospectus, the Company and its Subsidiaries have complied in all material respects with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or its Subsidiaries, and neither the Company nor any of its Subsidiaries has received any written notice alleging any such noncompliance.

(f) No Intellectual Property has been obtained or is being used by the Company in violation of any material contractual obligations binding on the Company or, to the Company’s knowledge, in violation of any contractual rights of any person. All such agreements that are binding on the Company are in full force and effect.

(g) To the Company’s knowledge, all registered Company Intellectual Property and applications therefor have been duly maintained in all material respects and are in full force and effect and there are no material defects in connection with the filing or prosecuting of any such Company Intellectual Property.

(h) Each person who is or was an employee of the Company or any of its Subsidiaries and who is or was involved in the creation or development of any Intellectual Property for or on behalf of the Company or any of its Subsidiaries has signed an agreement containing an assignment to the Company or any of its Subsidiaries of such person’s rights in and to such Intellectual Property and, to the Company’s knowledge, no employee of the Company or any of its Subsidiaries is in or has ever been in violation of any material term of any agreement or covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or any of its Subsidiaries or actions undertaken by the employee while employed with the Company or any of its Subsidiaries. To the extent a past contractor of the Company has been involved in the creation or development of any Intellectual Property necessary to carry on the business now operated, or as currently proposed to be conducted as disclosed in the Registration Statement and the Prospectus, by the Company or any of its Subsidiaries, such contractor has signed an agreement containing (1) an assignment of such contractor’s rights in and to such Intellectual Property to the Company or any of its Subsidiaries or (2) granting an exclusive license to the Company or any of its Subsidiaries to use such Intellectual Property, and, in either case of (1) or (2) and to the Company’s knowledge, no such contractor is in or has ever been in violation of a material term of such agreement. To the extent a current contractor has been retained by the Company or any of its Subsidiaries to, or is otherwise expected to, create or develop Intellectual Property necessary to carry on the business now operated, or as currently proposed to be conducted as disclosed in the Registration Statement and the Prospectus, by the Company or any of its Subsidiaries, such contractor has signed an agreement containing either (i) an assignment of, or an obligation to assign, such Intellectual Property to the Company or any of its Subsidiaries, (ii) an unconditional option for the Company to receive an exclusive license to such Intellectual Property or (iii) an exclusive license for the Company to use such Intellectual Property in connection with the business, and, in any case of (i) - (iii) to the Company’s knowledge, no such contractor is in or has ever been in violation of a material term of such agreement. To the extent any such contractor agreements includes an obligation to assign Intellectual Property to the Company but does not actually assign such Intellectual Property, the absence of such assignment of Intellectual Property shall not have a material impact on (i) the business of the Company or any of its Subsidiaries as now operated or as currently proposed to be conducted as disclosed in the Registration Statement and the Prospectus or (ii) the Company’s or any of its Subsidiary’s right to the ownership of all right, title and interest in and to such Intellectual Property that is the subject of such obligation to assign.

(i) The Company and its Subsidiaries have taken the commercially reasonable steps necessary to protect, maintain and safeguard the confidentiality of the material trade secrets, all material confidential Intellectual Property used in connection with the business of the Company and its rights and licenses under material Intellectual Property owned by or licensed to the Company, including the execution of appropriate nondisclosure and confidentiality agreements, and, to the Company’s knowledge, the confidentiality of such material trade secrets and material confidential Intellectual Property has not been compromised.

(y)                                 Environmental Laws. Except as described in the Registration Statement and the Prospectus or would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, biological materials, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company or any of its Subsidiaries and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Company or any of its Subsidiaries relating to Hazardous Materials or any Environmental Laws.

(z)                                  Regulatory Matters. Except as described in the Registration Statement and the Prospectus, and except as would not reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect: (i) neither the Company nor its Subsidiaries has received any written notice of adverse filing, warning letter, untitled letter or other correspondence or notice from the FDA, the EMA or other relevant regulatory authorities, or any other court or arbitrator or federal, state, local or foreign governmental or regulatory authority, alleging or asserting material noncompliance with the Federal Food, Drug and Cosmetic Act (21 U.S.C. § 301 et seq.), as amended, and the regulations promulgated thereunder (the “FDCA”), or similar state, federal or foreign law or regulation (collectively, “Health Care Laws”); (ii) the Company and its Subsidiaries are and have been in compliance in all material respects with applicable Health Care Laws; (iii) neither the Company nor its Subsidiaries have received written notice of any ongoing claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any U.S. or non-U.S. federal, national, state, local or other governmental or regulatory authority, agency or body, court, arbitrator or self-regulatory organization (each, a “Governmental Authority”) or third party alleging that any product operation or activity is in violation of any Health Care Laws; (iv) the Company and its Subsidiaries have filed, obtained, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by applicable Health Care Laws, and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete, correct and not misleading on the date filed (or were corrected or supplemented by a subsequent submission); (v) neither the Company nor its Subsidiaries or any of their respective directors, officers, employees or agents is or has been debarred, suspended or excluded, or has been convicted of any crime, engaged in any conduct or is subject to a governmental inquiry, investigation, proceeding or other similar action that would result in a debarment, suspension or exclusion from any federal or state government health care program or human research study trial; and (vi) the Company is not a party to and the Company does not have any ongoing reporting obligations pursuant to, any corporate integrity agreements, deferred prosecution agreements, monitoring agreements, consent decrees, settlement orders, plans of correction or similar agreements with or imposed by an Governmental Authority.

(aa)                          Preclinical and Clinical Studies and Tests. The preclinical and clinical studies and tests conducted by, on behalf of or sponsored by the Company or its Subsidiaries, or in which the Company or its Subsidiaries has participated, that are described in, or the results of which are referred to in, the Registration Statement and the Prospectus, as applicable, were, and if still pending are, being conducted in accordance with the experimental protocols established for each study or trial, as well as any conditions of approval and policies imposed by any institutional review board, ethics review board or committee responsible for the oversight of such preclinical and clinical studies and tests, and all applicable local, state and federal laws, rules and regulations of the FDA, the EMA and comparable drug regulatory agencies outside of the United States to which they are subject (collectively, the “Regulatory Authorities”) except where the failure to be so in compliance has not resulted and would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect; the descriptions in the Registration Statement or the Prospectus of the results of such studies and tests are accurate and not misleading in all material respects with respect to the portions of such studies being described and fairly present the data derived from such studies or tests; the Company has no knowledge of any other studies or tests not described in the Registration Statement and the Prospectus, the results of which are inconsistent with or reasonably call into question the results described or referred to in the Registration Statement and the Prospectus when viewed in the context in which such results are described and the current state of development; neither the Company nor its Subsidiaries have received any written notice, correspondence or other communications from the Regulatory Authorities requiring or threatening (i) the termination or suspension of any preclinical and clinical studies or tests that are described in, or the results of which are referred to in, the Registration Statement and the Prospectus, or (ii) the material modification of any preclinical and clinical studies or tests that would cause them to differ from their descriptions in the Registration Statement and the Prospectus, other than ordinary course communications with respect to modifications in connection with the design and implementation of such studies or tests, and, to the Company’s knowledge, there are no reasonable grounds for the same.

(bb)                          Accounting Controls. The Company and each of its Subsidiaries maintain effective internal control over financial reporting (as defined under Rules 13-a15 and 15d-15 under the Exchange Act) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting.

(cc)                            Compliance with the Sarbanes-Oxley Act.  There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(dd)                          Payment of Taxes. All United States federal income tax returns of the Company and its Subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The Company and its Subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its Subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been established by the Company. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect.

(ee)                            Insurance. The Company and its Subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by similarly sized companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. The Company has no reason to believe that it or any of its Subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect. Neither of the Company nor any of its Subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(ff)                              Investment Company Act. The Company is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement and the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(gg)                            Absence of Manipulation. None of the Company or any controlled affiliate, or to the Company’s knowledge, any non-controlled affiliate, has taken, nor will the Company or any controlled affiliate, or to the Company’s knowledge, any non-controlled affiliate, take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Placement Shares or to result in a violation of Regulation M under the Exchange Act.

(hh)                          Foreign Corrupt Practices Act. None of the Company, any of its Subsidiaries or, to the Company’s knowledge, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the Company’s knowledge, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(ii)                                  Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(jj)                                OFAC. None of the Company, any of its Subsidiaries or, to the Company’s knowledge, any director, officer, agent, employee, affiliate or representative of the Company or any of its Subsidiaries is a Person currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign

Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any Subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(kk)                          Lending Relationship. Except as disclosed in the Registration Statement and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of the Agent and (ii) does not intend to use any of the proceeds from the sale of the Placement Shares to repay any outstanding debt owed to any affiliate of the Agent.

(ll)                                  Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement or the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(mm)                  No Rated Securities. Neither the Company nor any of its Subsidiaries have any debt securities or preferred stock that are rated by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act).

(nn)                          ERISA Compliance. Except as would not reasonably be expected to result in a Material Adverse Effect: (a) the Company and its Subsidiaries and any “Employee Benefit Plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its Subsidiaries or their “ERISA Affiliates” (as defined below) (each, a “Plan”) is and has been operated in compliance with its terms and all applicable laws, including ERISA and the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”); (b) no “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any Plan; (c) no Plan, if terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA), as the fair market value of the assets under each Plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (d) neither the Company, its Subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any Plan, (ii) Sections 412 and 430, 4971, 4975 or 4980B of the Code or (iii) Sections 302 and 303, 406, 4063 and 4064 of ERISA; and (e) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and to the Company’s knowledge, and nothing has occurred, whether by action or failure to act, that would reasonably be expected to cause the loss of such qualification. There is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental or other regulatory entity or agency with respect to any Plan that could reasonably be expected to result in liability to the Company or any of its Subsidiaries. Except as would not reasonably be expected to result in a Material Adverse Effect, neither the Company nor any of its Subsidiaries have any “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106). For the purposes of this Section 1(a)(xl), “ERISA Affiliate” means, with respect to the Company or any of its Subsidiaries, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Code of which the Company or such Subsidiary is a member.

(oo)                          Privacy and Data Protection. The Company and its Subsidiaries have operated their business in a manner compliant in all material respects with all United States federal, state, local and non-United States privacy, data security and data protection laws and regulations applicable to the Company’s collection, use, transfer, protection, disposal, disclosure, handling, storage and analysis of personal data. The Company and its Subsidiaries have been and are in compliance in all material respects with internal policies and procedures designed to ensure the integrity and security of the data collected, handled or stored in connection with its business; the Company and its Subsidiaries have been and are in compliance in all material respects with internal policies and procedures designed to ensure compliance with the Health Care Laws that govern privacy and data security and take, and have taken reasonably appropriate steps designed to assure compliance in all material respects with such policies and procedures. The Company and its Subsidiaries have taken reasonable steps to maintain the confidentiality of its personally identifiable information, protected health information, consumer information and other confidential information of the Company, its Subsidiaries and any third parties in its possession  (“Sensitive Company Data”). The tangible or digital information technology systems (including computers, screens, servers, workstations, routers, hubs, switches, networks, data communications lines, technical data and hardware), software and telecommunications systems used or held for use by the Company and its Subsidiaries (the “Company IT Assets”) are adequate and operational for, in accordance with their documentation and functional specifications, the business of the Company and its Subsidiaries as now operated and as currently proposed to be conducted as described in the Registration Statement and the Prospectus. The Company and its Subsidiaries have used reasonable efforts to establish, and have established, commercially reasonable disaster recovery and security plans, procedures and facilities for the business consistent with industry standards and practices in all material respects, including, without limitation, for the Company IT Assets and data held or used by or for the Company and its Subsidiaries. The Company and its Subsidiaries have not suffered or incurred any security breaches, compromises or incidents with respect to any Company IT Asset or Sensitive Company Data, except where such breaches, compromises or incidents would not, individually or in the aggregate, be material to the Company or any of its Subsidiaries; and there has been no unauthorized or illegal use of or access to any Company IT Asset or Sensitive Company Data by any unauthorized third party. The Company and its Subsidiaries have not been required to notify any individual of any information security breach, compromise or incident involving Sensitive Company Data.

(pp)                          Exchange Act Compliance. The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.  The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on Nasdaq, and the Company has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from Nasdaq, nor has the Company received any notification that the Commission or Nasdaq is contemplating terminating such registration or listing. The Company is in compliance with the current listing standards of Nasdaq. The Company has filed a Notification of Listing of Additional Shares with Nasdaq with respect to the Placement Shares.

(qq)                          Brokers. No person (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Securities Act) has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Placement Shares hereunder, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Placement Shares as contemplated hereby or otherwise. Except for the Agent, there is no broker, finder or other party that is entitled to receive from the Company or any of its Subsidiaries any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

(rr)                                Stock Transfer Taxes. There are no transfer taxes or other similar fees or charges under federal law, the laws of any state, any foreign law, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Placement Shares.

(ss)                              Agent Purchases. The Company acknowledges and agrees that the Agent has informed the Company that the Agent may, to the extent permitted under the Securities Act and the Exchange Act, purchase and sell shares of Common Stock for its own account while this Agreement is in effect; provided, that (i) no such purchase or sales shall take place while a Placement Notice is in effect (except to the extent the Agent may engage in sales of Placement Shares purchased or deemed purchased from the Company as a “riskless principal” or in a similar capacity) and (ii) the Company shall not be deemed to have authorized or consented to any such purchases or sales by the Agent, except as may be otherwise agreed by the Company and the Agent.

(tt)                                Underwriter Agreements. The Company is not a party to any agreement with an agent or underwriter for any other “at the market” or continuous equity transaction.

(uu)                          Broker/Dealer Relationships. The Company is not required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act and does not, directly or indirectly through one or more intermediaries, control or have any other association with (within the meaning of Article I of the By-laws of FINRA) any member firm of FINRA. To the Company’s knowledge, no relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers or shareholders of the Company, on the other hand, which is required by the rules of FINRA to be described in the Registration Statement and the Prospectus, which is not so described. All of the information (including, but not limited to, information regarding affiliations, security ownership and trading activity) provided to the Agent or its counsel by the Company in connection with the filing to be made and other supplemental information to be provided to FINRA pursuant to FINRA Rule 5110 in connection with the transactions contemplated by this Agreement is true, complete and correct.

(vv)                          Margin Rules. Neither the issuance, sale and delivery of the Placement Shares nor the application of the proceeds thereof by the Company as described in the Registration Statement and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(ww)                      Independence Standards. To the Company’s knowledge, each of the independent directors (or independent director nominees, once appointed, if applicable) named in the Registration Statement and Prospectus satisfies the independence standards established by Nasdaq and, with respect to members of the Company’s audit committee, the enhanced independence standards contained in Rule 10A-3(b)(1) promulgated by the Commission under the Exchange Act.

(xx)                          No Integration. Neither the Company nor, to the Company’s knowledge, any of its affiliates (within the meaning of Rule 144 under the Securities Act) has, prior to the date hereof, made any offer or sale of any securities which could be “integrated” (within the meaning of the Securities Act) with the offer and sale of the Placement Shares hereunder.

(yy)                          No Material Defaults. Neither the Company nor any of its Subsidiaries has (i) failed to pay any dividend or sinking fund installment on preferred stock or (ii) defaulted on any installment or payment due on indebtedness for borrowed money or on any rental on one or more long-term leases, which defaults, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

(zz)                            Forward-Looking Statements. Each “forward-looking statement” (as defined by Section 27A of the Securities Act or Section 21E of the Exchange Act) contained in the Registration Statement or the Prospectus (i) was so included by the Company in good faith and with reasonable basis and (ii) as required, is accompanied by meaningful cautionary statements identifying those factors that could cause actual results to differ materially from those in such forward-looking statement.

(aaa)                   Related Party Transactions. There are no relationships, direct or indirect, or related party transactions involving the Company or any of its Subsidiaries or any other person (including any director, officer, stockholder, customer or supplier of the Company or any of its Subsidiaries) required to be described in the Registration Statement or the Prospectus that have not been described as required.  There are no material outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or any of its Subsidiaries to or for the benefit of any of the officers or directors of the Company or any of its Subsidiaries, or any of the family members of any of such persons.

(bbb)                   No Bankruptcy or Insolvency. The Company is not in or subject to a bankruptcy or insolvency proceeding in any jurisdiction.

(ccc)                      Occupational Laws. The Company and its Subsidiaries (i) are in compliance, in all material respects, with any and all applicable foreign, federal, state and local laws, rules, regulations, treaties, statutes and codes promulgated by any and all governmental authorities (including pursuant to the Occupational Health and Safety Act) relating to the protection of human health and safety the workplace (“Occupational Laws”); (ii) have received all material permits, licenses or other approvals required of it under applicable Occupational Laws to conduct their respective businesses as currently conducted; and (iii) are in compliance, in all material respects, with all terms and conditions of such permit, license or approval. No action, proceeding, revocation proceeding, writ, injunction or claim is pending or, to the Company’s knowledge, threatened against the Company or any of its Subsidiaries relating to Occupational Laws, and the Company does not have knowledge of any facts, circumstances or developments relating to its operations or cost accounting practices that could reasonably be expected to form the basis for or give rise to such actions, suits, investigations or proceedings.

Any certificate signed by any officer of the Company and delivered to the Agent or its counsel in connection with the offering of the Placement Shares shall be deemed a representation and warranty by the Company, as to matters covered thereby, to the Agent.

7.                                      Covenants of the Company.  The Company covenants and agrees with the Agent that:

(a)                                 Registration Statement Amendments.  After the date of this Agreement and during any period in which the Prospectus relating to any Placement Shares is required to be delivered by the Agent under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act or a similar rule); (i) the Company will notify the Agent promptly of the time when any subsequent amendment to the Registration Statement, other than Incorporated Documents, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus, other than Incorporated Documents, has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information; (ii) the Company will prepare and file with the Commission, promptly upon the Agent’s request, any amendments or supplements to the Registration Statement or Prospectus that, in the Agent’s reasonable opinion, may be necessary or advisable in connection with the distribution of the Placement Shares by the Agent (provided, however, that the failure of the Agent to make such request shall not relieve the Company of any obligation or liability hereunder, or affect the Agent’s right to rely on the representations and warranties made by the Company in this Agreement and provided, further, that the only remedy the Agent shall have with respect to the failure by the Company to make such filing (but without limiting the Agent’s rights under Section 9 hereof) will be to cease making sales under this

Agreement until such amendment or supplement is filed); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus, other than Incorporated Documents, relating to the Placement Shares or a security convertible into or exchangeable or exercisable for the Placement Shares unless a copy thereof has been submitted to the Agent within a reasonable period of time before the filing and the Agent has not reasonably objected in writing thereto within two Business Days (provided, however, that (A) the failure of the Agent to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect the Agent’s right to rely on the representations and warranties made by the Company in this Agreement, (B) the Company has no obligation to provide the Agent any advance copy of such filing or to provide the Agent an opportunity to object to such filing if the filing does not name the Agent and does not relate to the transaction herein provided, and (C) the only remedy the Agent shall have with respect to the failure by the Company to provide the Agent with such copy or the filing of such amendment or supplement despite the Agent’s objection (but without limiting the Agent’s rights under Section 9 hereof) will be to cease making sales under this Agreement) and the Company will furnish to the Agent at the time of filing thereof a copy of any Incorporated Document, except for those documents available via EDGAR; and (iv) the Company will cause each amendment or supplement to the Prospectus, other than Incorporated Documents, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act and, in the case of any Incorporated Document, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed (the determination to file or not file any amendment or supplement with the Commission under this Section 7(a), based on the Company’s reasonable opinion or reasonable objections, shall be made exclusively by the Company).

(b)                                 Notice of Commission Stop Orders.  The Company will advise the Agent, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Placement Shares for offering or sale in any jurisdiction or of the initiation or threatening of any proceeding for any such purpose; and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued.  The Company will advise the Agent promptly after it receives any request by the Commission for any amendments to the Registration Statement or any amendment or supplements to the Prospectus or for additional information related to the offering of the Placement Shares or for additional information related to the Registration Statement or the Prospectus.

(c)                                  Delivery of Prospectus; Subsequent Changes.  During any period in which the Prospectus relating to the Placement Shares is required to be delivered by the Agent under the Securities Act with respect to the offer and sale of the Placement Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act or a similar rule), the Company will comply with all requirements imposed upon it by the Securities Act, as from time to time in force, and will file on or before their respective due dates (taking into account any extensions available under the Exchange Act) all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, 15(d) or any other provision of or under the Exchange Act.  If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Securities Act, the Company will promptly notify the Agent to suspend the offering of Placement Shares during such period and the Company will promptly amend or supplement the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance.  If the Company has omitted any information from the Registration Statement pursuant to Rule 430B under the Securities Act, it will use its best efforts to comply with the provisions thereof and make all requisite filings with the Commission pursuant to said Rule 430B and to notify the Agent promptly of all such filings if not available on EDGAR.

(d)                                 Listing of Placement Shares.  During any period in which the Prospectus relating to the Placement Shares is required to be delivered by the Agent under the Securities Act with respect to the offer and sale of the Placement Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act or a similar rule), the Company will use its commercially reasonable efforts to cause the Placement Shares to be listed on Nasdaq.

(e)                                  Delivery of Registration Statement and Prospectus.  The Company will furnish to the Agent and its counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all Incorporated Documents) and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during any period in which the Prospectus relating to the Placement Shares is required to be delivered under the Securities Act (including all Incorporated Documents filed with the Commission during such period), in each case as soon as reasonably practicable and in such quantities as the Agent may from time to time reasonably request and, at the Agent’s request, will also furnish copies of the Prospectus to each exchange or market on which sales of the Placement Shares may be made; provided, however, that the Company shall not be required to furnish any document (other than the Prospectus) to the Agent to the extent such document is available on EDGAR.

(f)                                   Earnings Statement.  The Company will make generally available to its security holders and to the Agent as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement covering a 12-month period that satisfies the provisions of Section 11(a) of and Rule 158 under the Securities Act.

(g)                                  Expenses.  The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated in accordance with the provisions of Section 11 hereunder, will pay all expenses incident to the performance of its obligations hereunder, including expenses relating to (i) the preparation, printing and filing of the Registration Statement and each amendment and supplement thereto, of the Prospectus and of each amendment and supplement thereto and of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Placement Shares, (ii) the preparation, issuance, sale and delivery of the Placement Shares and any taxes due or payable in connection therewith, (iii) the qualification of the Placement Shares under securities laws in accordance with the provisions of Section 7(w) of this Agreement, including filing fees (provided, however, that any fees or disbursements of counsel for the Agent in connection therewith shall be paid by the Agent except as set forth in clauses (vii) and (viii) below), (iv) the printing and delivery to the Agent and its counsel of copies of the Prospectus and any amendments or supplements thereto, and of this Agreement, (v) the fees and expenses incurred in connection with the listing or qualification of the Placement Shares for trading on Nasdaq, (vi) the filing fees and expenses, if any, owed to the Commission or FINRA and the fees and expenses of any transfer agent or registrar for the Shares, (vii) the fees and associated expenses of the Agent’s outside legal counsel for filings with the FINRA Corporate Financing Department (excluding FINRA filing fees referred to in clause (vi) above and in addition to the fees and disbursements referred to in clause (viii) below), and (viii) the reasonable fees and disbursements of the Agent’s outside legal counsel in an amount not to exceed $50,000 (including the fees and associated expenses referred to in clause (vii) above).

(h)                                 Use of Proceeds.  The Company will use the Net Proceeds as described in the Prospectus in the section entitled “Use of Proceeds.”

(i)                                     Notice of Other Sales.  Without the prior written consent of the Agent, the Company will not, directly or indirectly, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any shares of Common Stock (other than the Placement Shares offered pursuant to this Agreement) or securities convertible into or exchangeable or exercisable for shares of Common Stock, warrants or any rights to purchase or acquire shares of Common Stock during the period beginning on the fifth Trading Day immediately prior to the date on which any Placement Notice is delivered to Agent hereunder and ending on the second Trading Day immediately following the final Settlement Date with respect to Placement Shares sold pursuant to such Placement Notice (or, if the Placement Notice has been terminated or suspended prior to the sale of all Placement Shares covered by a Placement Notice, the date of such suspension or termination); and will not directly or indirectly in any other “at the market offering” or continuous equity transaction offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any shares of Common Stock (other than the Placement Shares offered pursuant to this Agreement) or securities convertible into or exchangeable or exercisable for shares of Common Stock, warrants or any rights to purchase or acquire, shares of Common Stock prior to the later of the termination of this Agreement and the sixtieth day immediately following the final Settlement Date with respect to Placement Shares sold pursuant to such Placement Notice; provided, however, that such restrictions will not be required in connection with the Company’s issuance or sale of (i) shares of Common Stock, options to purchase shares of Common Stock, other securities under the Company’s existing equity incentive plans, or shares of Common Stock issuable upon the exercise of options or vesting of other securities, pursuant to any employee or director stock option or benefits plan, stock ownership plan or dividend reinvestment plan (but not shares of Common Stock subject to a waiver to exceed plan limits in its dividend reinvestment plan) of the Company whether now in effect or hereafter implemented, (ii) shares of Common Stock issuable upon conversion of securities or the exercise of warrants, options or other rights in effect or outstanding, and disclosed in filings by the Company available on EDGAR or otherwise in writing to the Agent and (iii) shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock as consideration for mergers, acquisitions, other business combinations or strategic alliances occurring after the date of this Agreement which are not issued for capital raising purposes.

(j)                                    Change of Circumstances.  The Company will, at any time during the pendency of a Placement Notice, advise the Agent promptly after it shall have received notice or obtained knowledge of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided or required to be provided to the Agent pursuant to this Agreement.

(k)                                 Due Diligence Cooperation.  During the term of this Agreement, the Company will cooperate with any reasonable due diligence review conducted by the Agent from time to time in connection with the transactions contemplated hereby, including providing information and making available documents and senior corporate officers, during regular business hours and at the Company’s principal offices, as the Agent may reasonably request.

(l)                                     Required Filings Relating to Placement of Placement Shares.  The Company agrees that on or prior to such dates as the Securities Act shall require, the Company will (i) file a prospectus supplement with the Commission under the applicable paragraph of Rule 424(b) under the Securities Act, which prospectus supplement will set forth, within the relevant period, the number or amount of Placement Shares sold through the Agent, the Net Proceeds to the Company and the compensation payable by the Company to the Agent with respect to such Placement Shares, and (ii) deliver such number of copies of each such prospectus supplement to each exchange or market on which such sales were effected as may be required by the rules or regulations of such exchange or market; provided, that, unless a prospectus supplement containing such information is required to be filed under the Securities Act, the requirement of this Section 7(l) may be satisfied by Company’s inclusion in the Company’s Form 10-K or Form 10-Q, as applicable, of the number or amount of Placement Shares sold through the Agent, the Net

Proceeds to the Company and the compensation payable by the Company to the Agent with respect to such Placement Shares during the relevant period.

(m)                             Representation Dates; Certificate.  On or prior to the date on which the Company first delivers a Placement Notice pursuant to this agreement (the “First Placement Notice Date”) and each time the Company:

(i)                                     amends or supplements the Registration Statement or the Prospectus relating to the Placement Shares (other than a prospectus supplement filed in accordance with Section 7(l) of this Agreement) by means of a post-effective amendment, sticker or supplement but not by means of incorporation of document(s) by reference into the Registration Statement or the Prospectus relating to the Placement Shares;

(ii)                                  files an annual report on Form 10-K under the Exchange Act (including any Form 10-K/A containing amended financial information or a material amendment to the previously filed Form 10-K);

(iii)                               files a quarterly report on Form 10-Q under the Exchange Act; or

(iv)                              files a current report on Form 8-K containing amended financial information (other than information that is “furnished” pursuant to Item 2.02 or Item 7.01 of Form 8-K) under the Exchange Act (each date of filing of one or more of the documents referred to in clauses (i) through (iv) shall be a “Representation Date”), the Company shall furnish the Agent (but in the case of clause (iv) above only if (1) a Placement Notice is pending or in effect and (2) the Agent requests such certificate within three Business Days after the filing of such Form 8-K with the Commission) with a certificate, in the form attached hereto as Exhibit 7(m) (modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented), within two Trading Days of any Representation Date.  The requirement to provide a certificate under this Section 7(m) shall be waived for any Representation Date occurring at a time at which no Placement Notice is pending or in effect, which waiver shall continue until the earlier to occur of (1) the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and (2) the next occurring Representation Date.  Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Shares following a Representation Date on which the Company relied on the waiver referred to in the previous sentence and did not provide the Agent with a certificate under this Section 7(m), then before the Company delivers a Placement Notice or the Agent sells any Placement Shares pursuant thereto, the Company shall provide the Agent with a certificate, in the form attached hereto as Exhibit 7(m), dated the date of such Placement Notice. Within two Trading Days of each Representation Date, the Company shall have furnished to the Agent such further information, certificates and documents as the Agent may reasonably request.

(n)                                 Legal Opinions.  On or prior to the First Placement Notice Date and on any date which the Company is obligated to deliver a certificate pursuant to Section 7(m) for which no waiver is applicable, the Company shall cause to be furnished to the Agent the written opinion and negative assurance letter of Goodwin Procter LLP, U.S. counsel to the Company ( “Company Counsel”), in form and substance satisfactory to the Agent and its counsel, dated the date that the opinion and negative assurance letter are required to be delivered, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinion and negative assurance letter for subsequent Representation Dates, Company Counsel may furnish the Agent with a letter to the effect that the Agent may rely on a prior opinion or negative assurance letter delivered by Company Counsel under this Section 7(n) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion or negative assurance letter shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

(o)                                 Intellectual Property Opinion. On or prior to the First Placement Notice Date, the Company shall cause to be furnished to the Agent the written opinion of Jones Day, counsel for the Company with respect to intellectual property matters, or such other intellectual property counsel satisfactory to the Agent (“Intellectual Property Counsel”), in form and substance satisfactory to the Agent and its counsel, dated the date that the opinion letter is required to be delivered, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented.

(p)                                 Comfort Letter.  On or prior to the First Placement Notice Date and on any date which the Company is obligated to deliver a certificate pursuant to Section 7(m) for which no waiver is applicable, the Company shall cause its independent registered public accounting firm (and any other independent accountants whose report is included in the Registration Statement or the Prospectus) to furnish the Agent letters (the “Comfort Letters”), dated the date the Comfort Letter is delivered, which shall meet the requirements set forth in this Section 7(p); provided, that if requested by the Agent, the Company shall cause a Comfort Letter to be furnished to the Agent within 10 Trading Days of the occurrence of any material transaction or event that necessitates the filing of additional, pro forma, amended or revised financial statements (including any restatement of previously issued financial statements).  Each Comfort Letter shall be in form and substance satisfactory to the Agent and each Comfort Letter from the Company’s independent registered public accounting firm shall (i) confirm that they are an independent registered public accounting firm within the meaning of the Securities Act and the PCAOB, (ii) state, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) update the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(q)                                 Market Activities.  The Company will not, directly or indirectly (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of shares of Common Stock or (ii) sell, bid for, or purchase shares of Common Stock in violation of Regulation M, or pay anyone any compensation for soliciting purchases of the Placement Shares other than the Agent; provided, however, that the Company may bid for and purchase shares of Common Stock in accordance with Rule 10b-18 under the Exchange Act.

(r)                                    Compliance with Laws.  The Company and each of its Subsidiaries shall maintain, or cause to be maintained, all material environmental certificates, authorizations or permits required by federal, state and local law in order to conduct their businesses as described in the Prospectus (collectively, “Permits”), and the Company and each of its Subsidiaries shall conduct their businesses, or cause their businesses to be conducted, in substantial compliance with such Permits and with applicable Environmental Laws, except where the failure to maintain or be in compliance with such Permits could not reasonably be expected to result in a Material Adverse Effect.

(s)                                   Investment Company Act.  The Company will conduct its affairs in such a manner so as to reasonably ensure that neither it nor any of its Subsidiaries will be or become, at any time prior to the termination of this Agreement, an “investment company,” as such term is defined in the Investment Company Act.

(t)                                    Securities Act and Exchange Act.  The Company will use its best efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the sales of, or dealings in, the Placement Shares as contemplated by the provisions hereof and the Prospectus.

(u)                                 No Offer to Sell.  Other than a free writing prospectus (as defined in Rule 405 under the Securities Act) approved in advance by the Company and the Agent in its capacity as agent hereunder (such approval by the Agent not to be unreasonably conditioned, delayed or withheld), neither the Agent nor the Company (including its agents and representatives, other than the Agent in its capacity as agent) will make, use, prepare, authorize, approve or refer to any written communication (as defined in Rule 405 under the Securities Act), required to be filed with the Commission, that constitutes an offer to sell or solicitation of an offer to buy Placement Shares hereunder.

(v)                                 Blue Sky and Other Qualifications. The Company will use its commercially reasonable efforts, in cooperation with the Agent, to qualify the Placement Shares for offering and sale, or to obtain an exemption for the Placement Shares to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Agent may designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Placement Shares (but in no event for less than one year from the date of this Agreement); provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Placement Shares have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Placement Shares (but in no event for less than one year from the date of this Agreement).

(w)                               Sarbanes-Oxley Act.  The Company will maintain and keep accurate books and records reflecting its assets and maintain internal accounting controls in a manner designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and including those policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company, (ii) provide reasonable assurance that transactions are recorded as necessary to permit the preparation of the Company’s financial statements in accordance with GAAP, (iii) that receipts and expenditures of the Company are being made only in accordance with management’s and the Company’s directors’ authorization, and (iv) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on its financial statements.  The Company will maintain such controls and other procedures, including, without limitation, those required by Sections 302 and 906 of the Sarbanes-Oxley Act, and the applicable regulations thereunder that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure and to ensure that material information relating to the Company is made known to it by others within the Company, particularly during the period in which such periodic reports are being prepared.

(x)                                 Emerging Growth Company.  The Company will promptly notify the Agent if the Company ceases to be an Emerging Growth Company at any time during the term of Agreement.

(y)                                 Renewal of Registration Statement. If, immediately prior to the third anniversary of the initial effective date of the Registration Statement (the “Renewal Date”), any of the Placement Shares remain unsold and this Agreement has not been terminated, the Company will, prior to the Renewal Date, file a new shelf registration statement or, if applicable, an automatic shelf registration statement relating to the Common Stock that may be offered and sold pursuant to this Agreement (which shall include a prospectus reflecting the number or amount of Placement Shares that may be offered and sold pursuant to this Agreement), in a form satisfactory to the Agent and its counsel, and, if such registration statement is not an automatic shelf registration statement, will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Date. The Company will take all other reasonable actions necessary or appropriate to permit the public offer and sale of the Placement Shares to continue as contemplated in the expired registration statement and this Agreement. From and after the effective date thereof, references herein to the “Registration Statement” shall include such new shelf registration statement or such new automatic shelf registration statement, as the case may be.

(z)                                  General Instruction I.B.6. of Form S-3. If, from and after the date of this Agreement, the Company is no longer eligible to use Form S-3 (including pursuant to General Instruction I.B.6.) at the time it files with the Commission an annual report on Form 10-K or any post-effective amendment to the Registration Statement, then it shall promptly notify the Agent and, within two Business Days after the date of filing of such annual report on Form 10-K or amendment to the Registration Statement, the Company shall file a new prospectus supplement with the Commission reflecting the number of shares of Common Stock available to be offered and sold by the Company under this Agreement pursuant to General Instruction I.B.6. of Form S-3; provided, however, that the Company may delay the filing of any such prospectus supplement, provided that no Placement Notice is in effect or pending during such time. Until such time as the Company shall have corrected such misstatement or omission or effected such compliance, the Company shall not notify the Agent to resume the offering of Placement Shares.

(aa)                          Tax Indemnity. The Company will indemnify and hold harmless the Agent against any documentary, stamp or similar issue tax, including any interest and penalties, on the issue and sale of the Placement Shares.

(bb)                          Transfer Agent. The Company has engaged and will maintain, at its sole expense, a transfer agent and registrar for the Common Stock.

8.                                      Conditions to the Agent’s Obligations. The obligations of the Agent hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties made by the Company herein, to the due performance by the Company of its obligations hereunder, to the completion by the Agent of a due diligence review satisfactory to the Agent in its reasonable judgment, and to the continuing satisfaction (or waiver by the Agent in its sole discretion) of the following additional conditions:

(a)                                 Registration Statement Effective.  The Registration Statement shall be effective and shall be available for all offers and sales of Placement Shares (i) that have been issued pursuant to all prior Placement Notices and (ii) that will be issued pursuant to any Placement Notice.

(b)                                 No Material Notices.  None of the following events shall have occurred and be continuing: (i) receipt by the Company or any of its Subsidiaries of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company or any of its Subsidiaries of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iv) the occurrence of any event that makes any statement of a material fact made in the Registration Statement or the Prospectus or any material Incorporated Document untrue in any material respect or that requires the making of any changes in the Registration Statement, the Prospectus or Incorporated Documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, in the case of the Prospectus, so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)                                  No Misstatement or Material Omission.  The Agent shall not have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in the Agent’s reasonable opinion is material, or omits to state a fact that in the Agent’s opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(d)                                 Material Changes.  Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any material adverse change, on a consolidated basis, in the authorized capital stock of the Company or any Material Adverse Effect or any development that could reasonably be expected to result in a Material Adverse Effect, or any downgrading in or withdrawal of the rating assigned to any of the Company’s securities (other than asset backed securities), if any, by any rating organization or a public announcement by any rating organization that it has under surveillance or review its rating of any of the Company’s securities (other than asset backed securities), if any, the effect of which, in the judgment of the Agent (without relieving the Company of any obligation or liability it may otherwise have), is so material as to make it impracticable or inadvisable to proceed with the offering of the Placement Shares on the terms and in the manner contemplated in the Prospectus.

(e)                                  Company Counsel Legal Opinions.  The Agent shall have received the opinion and negative assurance letter  of Company Counsel required to be delivered pursuant to Section 7(n), on or before the date on which such delivery of such opinion and negative assurance letter are required pursuant to Section 7(n).

(f)                                   Agent’s Counsel Legal Opinion.  The Agent shall have received from Duane Morris LLP, counsel for the Agent, such opinion or opinions, on or before the date on which the delivery of the Company Counsel legal opinion is required pursuant to Section 7(n), with respect to such matters as the Agent may reasonably require, and the Company shall have furnished to such counsel such documents as they may request to enable them to pass upon such matters.

(g)                                  Comfort Letter.  The Agent shall have received the Comfort Letter required to be delivered pursuant to Section 7(p) on or before the date on which such delivery of such Comfort Letter is required pursuant to Section 7(p).

(h)                                 Representation Certificate.  The Agent shall have received the certificate required to be delivered pursuant to Section 7(m) on or before the date on which delivery of such certificate is required pursuant to Section 7(m).

(i)                                     Secretary’s Certificate. On or prior to the First Placement Notice Date, the Agent shall have received a certificate, signed on behalf of the Company by the Secretary of the Company and attested to by an executive officer of the Company, dated as of such date and in form and substance satisfactory to the Agent and its counsel, certifying as to (i) the amended and restated certificate of incorporation of the Company, (ii) the amended and restated bylaws of the Company, (iii) the resolutions of the board of directors of the Company or duly authorized committee thereof authorizing the execution, delivery and performance of this Agreement and the issuance and sale of the Placement Shares and (iv) the incumbency of the officers of the Company duly authorized to execute this Agreement and the other documents contemplated by this Agreement (including each of the officers set forth on Schedule 2).

(j)                                    No Suspension.  Trading in the Common Stock shall not have been suspended on, and the Common Stock shall not have been delisted from, Nasdaq.

(k)                                 Other Materials.  On each date on which the Company is required to deliver a certificate pursuant to Section 7(m), the Company shall have furnished to the Agent such appropriate further information, opinions, certificates, letters and other documents as the Agent may have reasonably requested. All such information, opinions, certificates, letters and other documents shall have been in compliance with the provisions hereof. The Company shall have furnished the Agent with conformed copies of such opinions, certificates, letters and other documents as the Agent shall have reasonably requested.

(l)                                     Securities Act Filings Made.  All filings with the Commission required by Rule 424(b) or Rule 433 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424(b) (without reliance on Rule 424(b)(8) of the Securities Act) or Rule 433, as applicable.

(m)                             Approval for Listing.  Either (i) the Placement Shares shall have been approved for listing on Nasdaq, subject only to notice of issuance, or (ii) the Company shall have filed an application for listing of the Placement Shares on Nasdaq at, or prior to, the First Placement Notice Date and Nasdaq shall have reviewed such application and not provided any objections thereto.

(n)                                 FINRA.  FINRA shall have raised no objection to the terms of the offering contemplated hereby and the amount of compensation allowable or payable to the Agent as described in the Prospectus.

(o)                                 No Termination Event.  There shall not have occurred any event that would permit the Agent to terminate this Agreement pursuant to Section 11(a).

9.                                      Indemnification and Contribution.

(a)                                 Company Indemnification.  The Company agrees to indemnify and hold harmless the Agent, its affiliates and their respective partners, members, directors, officers, employees and agents, and each person, if any, who (i) controls the Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or (ii) is controlled by or is under common control with the Agent, in each case from and against any and all losses, claims, liabilities, expenses and damages (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any and all amounts paid in settlement (in accordance with this Section 9), any action, suit, investigation or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party (including any governmental or self-regulatory authority, or otherwise, or any claim asserted or threatened), as and when incurred, to which the Agent, or any such other person may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based, directly or indirectly, on (x) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (or any amendment or supplement to the Registration Statement or the Prospectus) or in any free writing prospectus or in any application or other document executed by or on behalf of the Company or based on written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Common Stock under the securities laws thereof or filed with the Commission, (y) the omission or alleged omission to state in any such document a material fact required to be stated therein or necessary to make the statements therein (solely with respect to the Prospectus, in light of the circumstances under which they were made) not misleading or (z) any breach by any of the indemnifying parties of any of their respective representations, warranties or agreements contained in this Agreement; provided, however, that this indemnity agreement shall not apply to the extent that such loss, claim, liability, expense or damage arises from the sale of the Placement Shares pursuant to this Agreement and is caused, directly or indirectly, by an untrue statement or omission, or alleged untrue statement or omission, made in reliance upon and in conformity with the Agent’s Information.  This indemnity agreement will be in addition to any liability that the Company might otherwise have.

(b)                                 Agent Indemnification. The Agent agrees to indemnify and hold harmless the Company and its directors and each officer of the Company who signed the Registration Statement, and each person, if any, who (i) controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or (ii) is controlled by or is under common control with the Company against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 9(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendments thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Agent’s Information.

(c)                                  Procedure.  Any party that proposes to assert the right to be indemnified under this Section 9 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 9, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Section 9 and (ii) any liability that it may have to any indemnified party under the foregoing provision of this Section 9 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any other legal expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm (plus local counsel) admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly after the indemnifying party receives a written invoice relating to such fees, disbursements and other charges in reasonable detail. An indemnifying party will not, in any event, be liable for any settlement of any action or claim effected without its written consent.  No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 9 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent (1) includes an unconditional release of each indemnified party, in form and substance reasonably satisfactory to such indemnified party, from all liability arising out of such claim, action or proceeding and (2) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)                                 Settlement Without Consent if Failure to Reimburse.  If an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel for which it is entitled to be reimbursed under this Section 9, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 9(a) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e)                                  Contribution.  In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 9 is applicable in accordance with its terms but for any reason is held to be unavailable or insufficient from the Company or the Agent, the Company and the Agent will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit, investigation or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Agent, such as persons who control the Company within the meaning of the Securities Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and the Agent may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Agent on the other hand. The relative benefits received by the Company on the one hand and the Agent on the other hand shall be deemed to be in the same proportion as the total Net Proceeds from the sale of the Placement Shares (before deducting expenses) received by the Company bear to the total compensation received by the Agent from the sale of Placement Shares on behalf of the Company.  If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Agent, on the other hand, with respect to the statements or omission that resulted in such loss, claim, liability, expense or damage, or action, suit, investigation or proceeding in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Agent, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Agent agree that it would not be just and equitable if contributions pursuant to this Section 9(e) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action, suit, investigation or proceeding in respect thereof, referred to above in this Section 9(e) shall be deemed to include, for the purpose of this Section 9(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action, suit, investigation, proceeding or claim to the extent consistent with this Section 9.  Notwithstanding the foregoing provisions of this Section 9(e), the Agent shall not be required to contribute any amount in excess of the commissions received by it under this Agreement and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9(e), any person who controls a party to this Agreement within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, any affiliates of the Agent, any partners, members, directors, officers, employees and agents of the Agent and each person that is controlled by or under common control with the Agent will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 9(e), will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 9(e) except to the extent that the failure to so notify such other party materially prejudiced the substantive rights or defenses of the party from whom contribution is sought. Except for a settlement entered into pursuant to the last sentence of Section 9(c) hereof or pursuant to Section 9(d) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent if such consent is required pursuant to Section 9(c) hereof.

10.                               Representations and Agreements to Survive Delivery.  The indemnity and contribution agreements contained in Section 9 of this Agreement and all representations and warranties of the Company herein or in certificates delivered pursuant hereto shall survive, as of their respective dates, regardless of (i) any investigation made by or on behalf of the Agent, any controlling persons, or the Company (or any of their respective officers, directors, employees or controlling persons), (ii) delivery and acceptance of the Placement Shares and payment therefor or (iii) any termination of this Agreement.

11.                               Termination.

(a)                                 The Agent shall have the right, by giving notice as hereinafter specified, at any time to terminate this Agreement if (i) any Material Adverse Effect, or any development that could reasonably be expected to result in a Material Adverse Effect, has occurred that, in the judgment of the Agent, may materially impair the ability of the Agent to sell the Placement Shares hereunder, (ii) the Company shall have failed, refused or been unable to perform any agreement on its part to be performed hereunder; provided, however, in the case of any failure of the Company to deliver (or cause another person to deliver) any certification, opinion or letter required under Section 7(m), Section 7(n) or Section 7(p), the Agent’s right to terminate shall not arise unless such failure to deliver (or cause to be delivered) continues for more than 15 calendar days from the date such delivery was required, (iii) any other material condition of the Agent’s obligations hereunder is not fulfilled, (iv) any suspension or limitation of trading in the Placement Shares or in securities generally on Nasdaq shall have occurred, (v) a general banking moratorium shall have been declared by any of United States federal or New York authorities, or (vi) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States or international political, financial or economic conditions that, in the judgment of the Agent, may materially impair the ability of the Agent to sell the Placement Shares hereunder or to enforce contracts for the sale of securities. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(g), Section 9, Section 10, Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination. If the Agent elects to terminate this Agreement as provided in this Section 11(a), the Agent shall provide the required notice as specified in Section 12.

(b)                                 The Company shall have the right, by giving three days’ prior notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time after the date of this Agreement.  Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(g), Section 9, Section 10, Section 11(f), Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.

(c)                                  The Agent shall have the right, by giving three days’ prior notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time after the date of this Agreement.  Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(g), Section 9, Section 10, Section 11(f), Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.

(d)                                 Unless earlier terminated pursuant to this Section 11, this Agreement shall automatically terminate upon the issuance and sale of all of the Placement Shares through the Agent on the terms and subject to the conditions set forth herein; provided that the provisions of Section 7(g), Section 9, Section 10, Section 11(f), Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.

(e)                                  This Agreement shall remain in full force and effect unless terminated pursuant to Sections 11(a), (b), (c), or (d) above or otherwise by mutual agreement of the parties; provided, however, that any such termination by mutual agreement shall in all cases be deemed to provide that Section 7(g), Section 9, Section 10, Section 11(f), Section 16 and Section 17 shall remain in full force and effect.

(f)                                   Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agent or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Shares, such Placement Shares shall settle in accordance with the provisions of this Agreement. Upon termination of this Agreement, the Company shall not be required to pay to the Agent any discount or commission with respect to any Placement Shares not otherwise sold by the Agent under this Agreement; provided, however, that the Company shall remain obligated to reimburse the Agent’s expenses pursuant to Section 7(g).

12.                               Notices.  All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing, unless otherwise specified in this Agreement, and if sent to the Agent, shall be delivered to:

SVB Leerink LLC

1301 Avenue of the Americas, 12th Floor

New York, New York  10019

Attention: Peter M. Fry

E-mail: peter.fry@svbleerink.com

with a copy (which shall not constitute notice) to:

SVB Leerink LLC

1301 Avenue of the Americas, 12th Floor

New York, New York  10019

Attention: Stuart R. Nayman, Esq.

E-mail: stuart.nayman@svbleerink.com

and

Duane Morris LLP

1540 Broadway

New York, NY 10036

Attention: Dean Colucci, Esq.

Email: dmcolucci@duanemorris.com

and if to the Company, shall be delivered to:

HOOKIPA Pharma Inc.

350 Fifth Avenue, 72nd Floor, Suite 7240
New York, New York

Attention: Reinhard Kandera

E-mail: Reinhard.Kandera@hookipapharma.com

with copies (which shall not constitute notice) to:

Goodwin Procter LLP

100 Northern Avenue

Boston, Massachusetts 02210

Attention: Robert E. Puopolo, Esq.

E-mail: rpuopolo@goodwinlaw.com

Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.  Each such notice or other communication shall be deemed given (i) when delivered personally on or before 4:30 P.M., New York City time, on a Business Day, or, if such day is not a Business Day, on the next succeeding Business Day, (ii) by Electronic Notice as set forth in the next paragraph, (iii) on the next Business Day after timely delivery to a nationally-recognized overnight courier or (iv) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid). For purposes of this Agreement, “Business Day” shall mean any day on which the Nasdaq and commercial banks in the City of New York are open for business.

An electronic communication (“Electronic Notice”) shall be deemed written notice for purposes of this Section 12 if sent to the electronic mail address specified by the receiving party in Section 12. Electronic Notice shall be deemed received at the time the party sending Electronic Notice receives actual acknowledgment of receipt from the person whom the notice is sent, other than via auto-reply. Any party receiving Electronic Notice may request and shall be entitled to receive the notice on paper, in a nonelectronic form (“Nonelectronic Notice”), which shall be sent to the requesting party within 10 days of receipt of the written request for Nonelectronic Notice.

13.                               Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the Company and the Agent and their respective successors and the affiliates, controlling persons, officers, directors and other persons referred to in Section 9 hereof. References to any of the parties contained in this Agreement shall be deemed to include the successors and permitted assigns of each such party. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto, the persons referred to in the preceding sentence and their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party; provided, however, that the Agent may assign its rights and obligations hereunder to an affiliate of the Agent without obtaining the Company’s consent, so long as such affiliate is a registered broker-dealer.

14.                               Adjustments for Share Splits.  The parties acknowledge and agree that all share-related numbers contained in this Agreement shall be adjusted to take into account any share split, share dividend or similar event effected with respect to the Common Stock.

15.                               Entire Agreement; Amendment; Severability; Waiver.  This Agreement (including all schedules (as amended pursuant to this Agreement) and exhibits attached hereto and Placement Notices issued pursuant hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and the Agent; provided, however, that Schedule 2 of this Agreement may be amended by either party from time to time by sending a notice containing a revised Schedule 2 to the other party in the manner provided in Section 12 and, upon such amendment, all references herein to Schedule 2 shall automatically be deemed to refer to such amended Schedule 2.  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement.  No implied waiver by a party shall arise in the absence of a waiver in writing signed by such party. No failure or delay in exercising any right, power, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power, or privilege hereunder.

16.                               GOVERNING LAW AND TIME; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

17.                               Consent to Jurisdiction. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection with any of the transactions contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum, or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy (certified or registered mail, return receipt requested) to such party at the address in effect for notices under Section 12 of this Agreement and agrees that such service shall constitute good and sufficient notice of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

18.                               Construction.

(a)                                 The section and exhibit headings herein are for convenience only and shall not affect the construction hereof.

(b)                                 Words defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

(c)                                  The words “hereof,” “hereto,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(d)                                 Wherever the word “include,” “includes” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation.”

(e)                                  References herein to any gender shall include each other gender.

(f)                                   References herein to any law, statute, ordinance, code, regulation, rule or other requirement of any governmental authority shall be deemed to refer to such law, statute, ordinance, code, regulation, rule or other requirement of any governmental authority as amended, reenacted, supplemented or superseded in whole or in part and in effect from time to time and also to all rules and regulations promulgated thereunder.

19.                               Permitted Free Writing Prospectuses. Each of the Company and the Agent represents, warrants and agrees that, unless it obtains the prior written consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed, it has not made and will not make any offer relating to the Placement Shares that would constitute an issuer free writing prospectus, or that would otherwise constitute a free writing prospectus (as defined in Rule 405), required to be filed with the Commission. Any such free writing prospectus consented to by the Agent or by the Company, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company represents and warrants that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an issuer free writing prospectus, and that it has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

20.                               Absence of Fiduciary Relationship.  The Company acknowledges and agrees that:

(a)                                 the Agent has been retained to act as sales agent in connection with the sale of the Placement Shares, the Agent has acted at arms’ length and no fiduciary or advisory relationship between the Company or any of its respective affiliates, stockholders (or other equity holders), creditors or employees or any other party, on the one hand, and the Agent, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Agent has advised or is advising the Company on other matters and the Agent has no duties or obligations to the Company with respect to the transactions contemplated by this Agreement except the obligations expressly set forth herein;

(b)                                 the Company is capable of evaluating and understanding, and further understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)                                  neither the Agent nor its affiliates have provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;

(d)                                 is aware that the Agent and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Agent and its affiliates have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship or otherwise; and

(e)                                  the Company waives, to the fullest extent permitted by law, any claims it may have against the Agent or its affiliates for breach of fiduciary duty or alleged breach of fiduciary duty in connection with the transactions contemplated by this Agreement and agrees that the Agent and its affiliates shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders (or other equity holders), creditors or employees of the Company.

21.                               Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile or electronic transmission.

22.                               Use of Information.                                    The Agent may not provide any information gained in connection with this Agreement and the transactions contemplated by this Agreement, including due diligence, to any third party other than its legal counsel advising it on this Agreement and the transactions contemplated by this Agreement unless expressly approved by the Company in writing.

23.                               Agent’s Information. As used in this Agreement, “Agent’s Information” means solely the following information in the Registration Statement and the Prospectus: the seventh and eighth paragraphs under the heading “Plan of Distribution” in the ATM Prospectus.

All references in this Agreement to the Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR.  All references in this Agreement to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

All references in this Agreement to “supplements” to the Prospectus shall include any supplements, “wrappers” or similar materials prepared in connection with any offering, sale or private placement of any Placement Shares by the Agent outside of the United States.

[Remainder of Page Intentionally Blank]

If the foregoing correctly sets forth the understanding between the Company and the Agent, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the Agent.

Very truly yours,

HOOKIPA PHARMA INC.

By:	/s/ Joern Aldag
Name: Joern Aldag
Title: Chief Executive Officer

ACCEPTED as of the date
first-above written:

SVB LEERINK LLC

By:	/s/ Peter M. Fry
Name: Peter M. Fry
Title: Managing Director, Head of Alternative Equities

SCHEDULE 1

FORM OF PLACEMENT NOTICE

From:                                                               [                                     ]

[TITLE]

HOOKIPA Pharma Inc.

Cc:                                                                             [                                     ]

To:                                                                             SVB Leerink LLC

Subject:                                                   SVB Leerink—At the Market Offering—Placement Notice

Ladies and Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Sales Agreement, dated May 15, 2020 (the “Agreement”), by and between HOOKIPA Pharma Inc., a Delaware corporation (the “Company”), and SVB Leerink LLC (“SVB Leerink”), I hereby request on behalf of the Company that SVB Leerink sell up to [  ] shares of common stock, $0.0001 par value per share, of the Company (the “Shares”), at a minimum market price of $      per share[; provided that no more than [  ] Shares shall be sold in any one Trading Day (as such term is defined in Section 3 of the Agreement)].  Sales should begin [on the date of this Placement Notice] and end on [DATE] [until all Shares that are the subject of this Placement Notice are sold].

SCHEDULE 2

The Company

Joern Aldag

Reinhard Kandera

Daniel Courtney

SVB Leerink

Dan Dubin

Irena Melnikova

Sean Pitt

atm@svbleerink.com

SCHEDULE 3

Compensation

The Company shall pay SVB Leerink compensation in cash equal to 3.0% of the gross proceeds from the sales of Placement Shares pursuant to the terms of the Sales Agreement of which this Schedule 3 forms a part.

Exhibit 7(m)

OFFICERS’ CERTIFICATE

Each of Joern Aldag, the duly qualified and elected Chief Executive Officer of HOOKIPA Pharma Inc., a Delaware corporation (the “Company”), and Reinhard Kandera, the duly qualified and elected Chief Financial Officer of the Company, does hereby certify in his respective capacity and on behalf of the Company, pursuant to Section 7(m) of the Sales Agreement, dated May 15, 2020 (the “Sales Agreement”), by and between the Company and SVB Leerink LLC, that, after due inquiry, to the best of the knowledge of the undersigned:

(i)                                     The representations and warranties of the Company in Section 6 of the Sales Agreement (A) to the extent such representations and warranties are subject to qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, are true and correct on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, and (B) to the extent such representations and warranties are not subject to any qualifications or exceptions relating to materiality or Material Adverse Effect, are true and correct in all material respects as of the date hereof as if made on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof.

(ii)                                  The Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Sales Agreement at or prior to the date hereof.

(iii)                               As of the date hereof, (A) the Registration Statement complies in all material respects with the requirements of the Securities Act and does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, (B) the Prospectus complies in all material respects with the requirements of the Securities Act does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (C) no event has occurred as a result of which it is necessary to amend or supplement the Registration Statement or the Prospectus in order to make the statements therein not untrue or misleading or for clauses (A) and (B) above, to be true and correct.

(iv)                              There has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition (financial or otherwise), earnings, results of operations, business, properties, operations, assets, liabilities or prospects of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, since the date as of which information is given in the Prospectus, as amended or supplemented to the date hereof.

(v)                                 The Company does not possess any material non-public information.

(vi)                              The maximum amount of Placement Shares that may be sold pursuant to the Sales Agreement has been duly authorized by the Company’s board of directors or a duly authorized committee thereof pursuant to a resolution or unanimous written consent in accordance with the Company’s amended and restated articles of incorporation, amended and restated bylaws and applicable law.

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Sales Agreement.

IN WITNESS WHEREOF, each of the undersigned, in such individual’s respective capacity as Chief Executive Officer or Chief Financial Officer of the Company, has executed this Officers’ Certificate on behalf of the Company.

By:
Name: Joern Aldag
Title: Chief Executive Officer
Date:

By:
Name: Reinhard Kandera
Title: Chief Financial Officer
Date:

[Company Signature Page to Officers’ Certificate]